Exhibit 99.1
For Release at 4:15 PM EST on Tuesday, February 2, 2010
Gasco Energy Announces Amended Credit Agreement
•   Borrowing Base to be Reduced to $16 million at April 1, 2010 from Proceeds of Midstream Sale
•   Requirement for Special Re-determination Eliminated
•   Company Immediately Commences Its 2010 Utah Well Completion Program
DENVER, February 2, 2010 /PRNewswire-FirstCall/ — Gasco Energy (NYSE Amex: GSX) today announced an amendment to its Credit Agreement led by JPMorgan.
Amended Credit Agreement
On February 1, 2010 Gasco entered into the Ninth Amendment to the Company’s Credit Agreement with the lenders (the “Lenders”) thereunder pursuant to which the Credit Agreement was amended, among other things, to no longer require special redeterminations of the Company’s borrowing base. Borrowing base redeterminations will now revert to the regular redetermination schedule of every six months on or about May 1 and November 1 each year. Additionally, the interest rate margin (as more fully described below) was increased by 0.25% effective February 1, 2010.
Furthermore, the Ninth Amendment includes a reduction of the Company’s borrowing base to $16 million from $35 million to be effective April 1, 2010. The Company anticipates using a portion of the expected $23 million in gross cash proceeds from its recently announced asset sales (expected to close in the first quarter of 2010) to repay the outstanding loans in an amount sufficient to conform to the reduced borrowing base. As of January 31, 2010, the Company had cash on hand of approximately $11 million and had outstanding borrowings under its credit facility of approximately $35 million.
Interest on borrowings under the Amended Credit Agreement accrues at variable interest rates at either, at Gasco’s election, a Eurodollar rate or an alternate base rate. The Eurodollar rate is calculated as LIBOR plus an applicable margin that varies from 2.75% (for periods in which the Company has utilized less than 50% of the borrowing base) to 3.75% (for periods in which the Company has utilized greater than 90% of the borrowing base). The alternate base rate is calculated as (1) the greater of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 2.00% or (c) the Adjusted LIBO Rate for a one month interest period on such day plus 1%, plus (2) an applicable margin that varies from 1.75% (for periods in which the Company has utilized less than 50% of the borrowing base) to 2.75% (for periods in which the Company has utilized greater than 90% of the borrowing base). Gasco elects the basis of the interest rate at the time of each borrowing; however, under certain circumstances, Gasco’s lender may require it to use the non-elected basis in the event the elected basis does not adequately and fairly reflect the cost of making such loans. In addition, Gasco is obligated to pay a commitment fee of 0.50% under the Credit Agreement quarterly in arrears based on a percentage multiplied by the daily amount that the aggregate commitments exceed borrowings under the agreement.
Management Comment
Commenting on Gasco’s Amended Credit Agreement, Gasco’s president and chief financial officer King Grant said: “The sale of our midstream asset will provide us with the financial flexibility to pay down a portion of our credit facility and return to the normal twice-yearly redetermination schedule. We are carrying a cash and equivalents balance of $11 million and, after applying a portion of the cash on hand and the anticipated proceeds from asset sales, expect to have approximately $10 million in borrowing availability under our credit facility at the end of the first quarter, allowing for continued development of our Riverbend project assets. Stronger natural gas prices in the Rockies, which we expect to continue through the winter heating season, provide attractive economics for us to begin re-completion operations in Utah immediately. We expect that flush natural gas production from these up-

hole zones will boost production and cash flow. Gasco has an inventory of 34 operated wells with up-hole recompletion opportunities and also have two Upper Mancos wells awaiting initial completion activities. We expect to have final Board approval for our 2010 capital budget in the coming weeks.”
About Gasco Energy
Denver-based Gasco Energy, Inc. is natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region. Gasco’s principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases. Gasco currently focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations. To learn more, visit http://www.gascoenergy.com.
Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044
Forward-looking Statements
Certain statements set forth in this press release relate to management’s future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco’s future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “believe,” or “continue” or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of Gasco, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause Gasco’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those Gasco expects include the consummation of recently announced asset sales on a timely basis; inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company’s cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; fluctuations in natural gas and oil prices; pipeline constraints; overall demand for natural gas and oil in the United States; changes in general economic conditions in the United States; our ability to manage interest rate and commodity price exposure; changes in the Company’s borrowing arrangements; the condition of credit and capital markets in the United States; our ability to complete a sale of our gas gathering system and related assets; and other risks described under “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 4, 2009 and under “Risk Factors” in Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 4, 2009.
Any of these factors could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these factors. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these factors. Our forward-looking statements speak only as of the date made. The Company assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.

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